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                                                                   EXHIBIT 10.53

                AGREEMENT TO EXTEND INITIAL PERIOD OF EMPLOYMENT

     This Agreement To Extend Initial Period of Employment (the "Agreement") is being executed and delivered in connection with ARTISTdirect, Inc.'s (the "Company") annual meeting of stockholders for the fiscal year ended December 31, 2001 (the "2001 Annual Meeting"), and is being entered into this 27th day of April, 2001, by and between the Company and Marc P. Geiger ("Employee").

                                    Recitals

     WHEREAS, Employee currently serves as Chairman of the Board and Chief Executive Officer of the Company; and

     WHEREAS, Employee and the Company are parties to that certain Employment Agreement, dated July 28, 1998 (the "Employment Agreement"), pursuant to which either the Employee or the Company has a right to terminate the Employment Agreement upon written notice to the other not less than ninety (90) days prior to July 27, 2001 (the "Initial Period"), as provided for in Section 4 therein; and

     WHEREAS, the Company intends to nominate Frederick W. Field to be elected as a director of the Company, and to retain him as Chairman of the Board and Chief Executive Officer of the Company; and

     WHEREAS, the Company will be seeking the approval of its stockholders at the 2001 Annual Meeting to elect Mr. Field as a director of the Company and to approve an employment agreement with Mr. Field whereby Mr. Field will be retained as Chairman of the Board and Chief Executive Officer of the Company; and

     WHEREAS, the parties acknowledge that upon the approval by the Company's stockholders at the 2001 Annual Meeting, Mr. Field will become a director, Chairman of the Board and Chief Executive Officer of the Company and, in order to effectuate this transition, the undersigned must voluntarily resign his position as Chairman of the Board and Chief Executive Officer of the Company;

     WHEREAS, the parties acknowledge that they are presently engaged in discussions regarding Employee's new job title and job duties and that the parties anticipate Employee will be offered and will accept the position of Vice Chairman of the Board and President, Artist Services, of the Company for the remaining part of the "Term" as that term is defined in Section 4 of the Employment Agreement; and

     WHEREAS, Employee acknowledges that Mr. Field's retention as a director, Chairman of the Board and Chief Executive Officer of the Company is in the best interests of the Company and, as a result, in his best interests, and that the election of Mr. Field as a

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director of the Company and retention of Mr. Fields as Chairman of the Board and Chief Executive Officer of the Company will be expedited in light of this Agreement; and

        WHEREAS, in lieu of exercising its right to give notice that it will not be extending the Term of Employee's employment beyond July 27, 2001, pursuant to Section 4 of the Employment Agreement, the Company is willing to extend the Initial Term conditioned upon the exchange of consideration as referenced in Sections 1 and 2 of this Agreement.

                                   Agreement

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

        1. Employee waives any right he now has, or in the future may have, to terminate his employment in accordance with Section 7(d)(i) of the Employment Agreement in connection with: (a) Mr. Field's election as a director of the Company; (b) the retention of Mr. Field's as Chairman of the Board and Chief Executive Officer of the Company; (c) Employee resigning, terminating and/or relinquishing his position as Chairman of the Board and Chief Executive Officer of the Company; or (d) Employee being offered, accepting, or performing the job duties assigned to him in connection with the position of Vice Chairman of the Board and President, Artist Services, of the Company. The parties acknowledge and agree that Employee's waiver of Section 7(d)(i) of the Employment Agreement, as set forth in Section 1 of this Agreement, shall not in any way constitute, and should not be construed as, a waiver of any other section, provision, term or condition, of the Employment Agreement and that all other sections, provisions, terms and conditions, contained in the Employment Agreement shall remain in full force and effect.

        2. Employee also agrees to voluntarily resign his position as Chairman and Chief Executive Officer in the event that the Company's stockholder elect Mr. Field as a director and approve Mr. Field's employment agreement at the 2001 Annual Meeting.

        3. In consideration for Employee's waiver as set forth in Section 1 of this Agreement, and Employee's agreement to voluntarily resign his position as set forth in Section 2 of this Agreement, the Company agrees to (a) extend the Initial Period to September 30, 2001, unless terminated sooner as provided for in Section 7 of the Employment Agreement and (b) in the event that Employee voluntarily resigns as Chairman and Chief Executive Officer pursuant to Section 2, retain Employee as Vice Chairman and President, ARTIST Services, for the remainder of the Term, pursuant to the Employment Agreement, as amended herein. Subject to this Section 3, the reference to "July 28, 2001," in the third line of Section 4 of the Employment Agreement shall hereafter be deemed to refer to "October 1, 2001."

        4. The parties agree that the prevailing party in any action, suit or proceeding based on, or arising out of, or in any way connected with, the matters which are referenced or


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covered in this Agreement, shall be entitled to recover its costs, expenses and attorneys' fees incurred in such action, suit or proceeding.

     5. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior or contemporaneous agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. In particular, the parties agree that this Agreement shall supersede, replace, and cancel the "Amendment to Employment Agreement" executed by Employee and the Company on April 27, 2001. Additionally, this Agreement cannot be changed or modified except by a writing signed by both parties.

     6. In entering into this Agreement, the undersigned acknowledges that he may be waiving significant legal rights and that he has sought and obtained the legal advice of his attorneys, who are the attorneys of his own choice. The undersigned further represents that he has completely read the terms of this Agreement, and that he fully understands and voluntarily accepts those terms.

     7. This Agreement may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Agreement shall be binding upon and inure to the benefit of Employee's and the Company's respective legal heirs, successors and assigns. This Agreement shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of this 27th day of April 2001.


                                        /s/ MARC P. GEIGER
                                        ----------------------------------------
                                        MARC P. GEIGER


ACKNOWLEDGED AND AGREED:

ARTISTDIRECT, INC.


By: /s/ JAMES B. CARROLL
    -----------------------------------
    James B. Carroll
Title Chief Financial Officer



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